LIMITED POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Debby R. Zurzolo, W. Douglas Benn and Cheryl Slomann, signing singly, the undersigneds true and lawful attorney-in-fact to (1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and or a director of The Cheesecake Factory Incorporated (the Company), Form ID, 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder,
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to compete and execute and such Form ID, 3, 4, and 5, complete and execute any amendment or thereto, and timely file such form with the United States Securities Exchange Commission and any stock exchange or similar authority and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do it personally present, with full power of substitution or revocation, here by ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, and of the undersigneds responsibilities to company with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, 3, 4, and 5 with respect to the undersigneds holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3 day of August, 2012.

Signed Douglas L. Schmick
Printed Douglas L. Schmick